RIVERPARK





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                      Code of Ethics for Personal Investing
                           and Insider Trading Policy






                                   August 2009

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                                TABLE OF CONTENTS

                                                                           Page

INTRODUCTION

1. FIDUCIARY OBLIGATION TO CLIENTS............................................1

2. INSIDER TRADING............................................................2

3. PERSONAL SECURITIES TRADING--RESTRICTIONS..................................5

4. PERSONAL SECURITIES TRADING--PRIOR APPROVAL AND REPORTS....................8

5. NEW EMPLOYEES.............................................................11

6. ANNUAL ACKNOWLEDGMENT FORM................................................11

7. ADMINISTRATION OF CODE....................................................12

Annex A   PERSONAL SECURITIES TRANSACTION APPROVAL FORM......................13


Annex B    EMPLOYEE SECURITIES HOLDINGS REPORT...............................14


Annex C   EMPLOYEE QUARTERLY TRADE REPORT....................................15


Annex D  EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM.................................17

                                  INTRODUCTION

This Code of Ethics for Personal Investing and Insider Trading Policy (the "Code") has been adopted by RiverPark ( the "Company"). RiverPark's Chief Compliance Office (the "CCO") administers the Code, and has the discretion to interpret the Code and decide how and whether it applies in any given situation. Because no set of rules can anticipate every possible situation, it is essential that you comply with not only the letter of the Code, but also its spirit. Any activity that compromises RiverPark's integrity, even if it does not expressly violate a provision of the Code, has the potential to be construed as a violation of your fiduciary duty and may result in scrutiny or further action from the CCO.

The Company owes a duty of undivided loyalty to its clients, and places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. The Code implements procedures to achieve these goals. Any violation of this Code constitutes grounds for disciplinary sanctions, including dismissal.

Questions not answered by this Manual should be directed to the Company's CCO or, in his absence the "Principal Investment Officer". All reports of personal securities trading pursuant to Section 2 should be sent to the CCO. Any violation of this Code should be reported promptly to the CCO. The Company will use its best efforts to keep confidential the identity of any employee who makes such a report. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, the Company will not permit retribution, harassment or intimidation of any employee who in good faith makes any such report.

This Code will be reviewed annually to evaluate its adequacy and the effectiveness of its implementation in light of the issues arising during the previous year, development of the Company's business activities, and changes in applicable regulatory requirements.



FIDUCIARY OBLIGATION TO CLIENTS

The Company and its employees owe a fiduciary obligation to all clients of the Company. You must always place the interests of clients of the Company before your own interests or the interests of the Company. You may not cause a client account to take any action, or not to take any action, for your personal benefit, and not for the sole benefit of the client. You must report any actual or potential conflict of interest involving you or a family member to the Chief Compliance Officer so that the Chief Compliance Officer can determine whether or not a transaction may proceed, and whether the conflict must be disclosed to the client.

INSIDER TRADING

         Introduction

The Company absolutely forbids insider trading.

You may face severe penalties if you trade securities while in possession of material, non-public information, or if you improperly communicate non-public information to others. The consequences to you of illegal insider trading may include:

     o The Company may terminate your employment.

     o You may be subject to criminal sanctions which may include a fine of up to $1,000,000 and/or up to ten years imprisonment.

     o The SEC can recover your profits gained or losses avoided through illegal trading, and a penalty of up to three times the profit from the illegal trades.

     o The SEC may issue an order permanently barring you from the securities industry.

     o You may be sued by investors seeking to recover damages for insider trading violations.

Insider trading laws provide for penalties for "controlling persons" of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an employee who is found liable for insider trading may also be subject to penalties.

The Company could be subject to the following penalties in the event an employee is found liable for insider trading:

     o Civil penalties of up to the greater of $1 million or three times the amount of profits gained or losses avoided by an employee;

     o Criminal fines of up to $2.5 million per violation; and

     o Restrictions on the Company's ability to conduct certain of its business activities.

The law of insider trading is continuously changing. You may legitimately be uncertain about the application of the rules contained in this Manual in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this Manual has occurred or is about to occur.

         Policy on Insider Trading

You may not trade, personally or on behalf of others (such as investment funds and client accounts managed by the Company), while in possession of material, non-public information.

You should not communicate material, non-public information to anyone except individuals who are entitled to receive the information in connection with the performance of their responsibilities for the Company.

If you have any question as to whether or not you can disclose non-public information to any other person, you should contact the Chief Compliance Officer.

                  What is Material Information?

Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. For example, information that the Company is considering whether to buy or sell a publicly traded security of another company or is going to make a trade or has just made a trade of that security should be treated as material information.

Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, and extraordinary business or management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal's "Heard on the Street" column.

No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If you are uncertain whether or not certain information is material, you should contact the Chief Compliance Officer.

                  What is Nonpublic Information?

Non-public information is information that is not generally available to the investing public. Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape," The Wall Street Journal or some other publication of general circulation.

If the information is not available in the general media or in a public filing, it should be treated as non-public. If you are uncertain whether or not information is non-public, you should contact the Chief Compliance Officer.

                  Identifying Inside Information

Before executing any trade for yourself or others, including client accounts, you must determine whether you have access to material, non-public information. If you think that you might have access to material, non-public information, you should take the following steps:

     o Report the information and proposed trade immediately to the Chief Compliance Officer.

     o Do not purchase or sell the securities on behalf of yourself or others, including client accounts.

     o Do not communicate the information inside or outside the Company, other than to the Chief Compliance Officer.

     o After the Chief Compliance Officer has reviewed the issue, the Company will determine whether the information is material and non-public and, if so, what action the Company should take.

You should contact the Chief Compliance Officer before taking any action. This degree of caution will protect you, your clients and the Company.

                  Contacts with Public Companies

Contacts with public companies represent an important part of our research efforts. The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.

You must be especially alert to sensitive information. However, you may consider information received directly from a company representative to be public information unless you know or have reason to believe that such information is not generally available to the investing public. Information you receive from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, you become aware of material, non-public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself, your clients and the Company, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, non-public information.

                  Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either. You should exercise particular caution any time you become aware of non-public information relating to a tender offer.

PERSONAL SECURITIES TRADING--RESTRICTIONS

The Company has adopted the following policies with respect to personal securities transactions by employees and related accounts designed to prevent front-running, scalping, and the misuse of inside information by the Company and its employees. These policies adhere strictly to sound business principles, industry practices and the highest ethical standards. Our policies are intended to ensure full conformity with the laws, rules and regulations of all governmental bodies and self-regulatory organizations that monitor our business activities.

         General Principles

The Company has adopted the following principles governing personal investment activities by Company personnel:

     o The interests of client accounts will at all times be placed first.

     o Appropriate investment opportunities must be offered to clients first before the Company or any employee may act on them.

     o All personal securities transactions will be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     o Company personnel should not take inappropriate advantage of their positions.

All employees, officers, members and controlled persons of the Company who have access to non-public information regarding clients' securities transactions, or who are involved in making securities recommendations to clients, or who have access to such recommendations that are non-public (collectively "Access Persons") are required to report holdings and transactions in securities in which they have beneficial ownership. It is the Company's policy that no Access Person (or his or her family members) shall buy or sell any security for his or her own account or for an account in which he or she has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

     o With respect to any stock, or stock-related warrant, option or derivative instrument (each an "equity security"), advance clearance of the transaction has been obtained; and

     o With respect to all securities, the transaction is reported in writing to the Chief Compliance Officer in accordance with the requirements below.

The term "security" includes any stock, warrant, option, bond (including municipal bonds), debenture or derivative instrument. In addition, any trades in commodities or futures are also treated as securities and, therefore, are subject to the reporting requirements, restrictions and limitations of this Manual.
         Restrictions and Limitations on Personal Securities Transactions

You may not use confidential or proprietary information, obtained in the course of your employment, for your personal investment purposes, for your personal gain, and you may not share such information with others for their personal benefit. The following restrictions and limitations govern investments and personal securities transactions by all Access Persons (and their family members):

                  Prohibition on Participation in IPOs

No Access Person may acquire any security in an Initial Public Offering (IPO).

                  Special Permission Required for Private Placements

Private placements of any kind (including limited partnership investments and venture capital investments) may only be acquired with special permission of the Chief Compliance Officer and, if approved, will be subject to continuous monitoring for possible future conflict. A request for approval of a private placement should generally be submitted at least one week in advance of the proposed date of investment.

                  Disclosure of Private Placements in Subsequent Investment Decisions

Any Access Person who has or acquires a personal position in an issuer through a private placement must affirmatively disclose that interest if such Access Person is involved in consideration of any subsequent investment decision regarding any security of that issuer or an affiliate by any account managed by the Company. In such event, the final investment decision shall be independently reviewed by the Chief Compliance Officer. Written records of any such circumstance shall be maintained and sent to the Chief Compliance Officer.

                  Trading in a Security on the Same Day There Is a Pending "Buy" or "Sell" Order

No Access Person may execute a securities transaction on a day during which any client of the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. This restriction on same day trades may be waived by the Chief Compliance Officer. Any transactions by an Access Person in violation of this same day trading restriction will be required to be reversed and any resulting profits will be subject to disgorgement.

                  Front-Running and Scalping

Trading while in possession of information concerning the Company's trades is called front-running or scalping, and is prohibited by the Company's insider trading rules, and may also violate federal law. The terms "front-running" and "scalping" are sometimes used interchangeably in industry literature and by the SEC.

Front running is making a trade in the same direction as the Company or a client just before the Company or client makes its trade, for example, buying a security just before the Company buys that security, or selling just before the Company sells that security.

Scalping is making a trade in the opposite direction just after a trade by the Company or a client, for example, buying a security just after the Company stops selling such security, or selling just after the Company stops buying such security.

                  Restricted Security List

The Company may from time to time establish a Restricted Security List that includes all securities where we have, or are in a position to receive, material non-public information about a company as a result of a special relationship between the Company or an Access Person and the company. Access Persons of the Company are not allowed to trade or invest in any names on the Restricted Security List without the prior consent of the Chief Compliance Officer.

                  Further Restrictions on Trading in a Security Bought or Sold for a Client

No purchase or sale transactions may be made in any security by any Access Person for a period of seven (7) days before or after that security is bought or sold by any client. This restriction may be waived by the Chief Compliance Officer or in the case of The Chief Compliance Officer's own account by The Chief Investment Officer. Should the Chief Compliance Officer decide to waive such transaction, details of the transaction and the reason for waiving the restriction will be documented and presented to the client or Fund's Board. Any transactions by an Access Person in violation of this seven-day trading restriction will be required to be reversed and any resulting profits will be subject to disgorgement. The term "transaction" is not intended to include a creation or redemption by an Authorized Participant in ETFs.

Important: The Chief Compliance Officer will monitor all transactions by all employees in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Manual, including a pattern of front-running or other inappropriate behavior.

         Restrictions on Disclosures

You may not disclose any non-public information (whether or not it is material) relating to the Company or securities transactions on behalf of clients to any person outside the Company (unless such disclosure has been authorized by the Company). You may not communicate material, non-public information to anyone, including persons within the Company, except as permitted by the Code or the Company's Compliance Manual. All such information must be secured. For example, access to files containing material, non-public information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

         Review

The Chief Compliance Officer will review and consider any proper request for relief or exemption from any restriction, limitation or procedure contained in this Manual which you believe will cause you a hardship. The decision of the Chief Compliance Officer is completely within his discretion.



PERSONAL SECURITIES TRADING--PRIOR APPROVAL AND REPORTS

         Advance Clearance Requirement

                  Procedures

     o From Whom Obtained. You must obtain advance clearance of all personal equity securities transactions from the Chief Compliance Officer. Transactions by the Chief Compliance Officer must be approved by the Principal Investment Officer.

     o Time of Clearance. All approved equity securities transactions must take place on the same day or the next business day that the advance clearance is obtained. If the transaction is not completed on the date of clearance or the next business day, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted.

     o Form. Clearance must be obtained by completing and signing the Securities Transaction Approval Form attached as Annex A and obtaining the signature of the Chief Compliance Officer.



                  Factors Considered in Clearance of Personal Transactions

The Chief Compliance Officer, in keeping with the general principles and objectives of the Code, may refuse to grant clearance of a personal equity securities transaction without being required to specify any reason for the refusal. Generally, the Chief Compliance Officer will consider the following factors in determining whether or not to clear a proposed transaction:

     o Whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the equity security.

o Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any account managed by the Company.

     o Whether the transaction is being considered for purchase or sale by a client.

o        Whether the transaction is voluntary.

Important: The Chief Compliance Officer monitors all transactions by all employees in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Manual, including a pattern of front-running or other inappropriate behavior.

                  Exempt Securities

The securities listed below are exempt from the above advance clearance requirement and the quarterly and annual reporting requirements described below. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

     o U.S. government direct obligations;

     o Bank certificates of deposit;

     o Bankers' acceptances;

     o Commercial paper;

     o Repurchase agreements;

     o Other high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization such as the Moody's, Standard and Poor's, or Fitch, or which is unrated but is of comparable quality); and

     o Shares of money market funds and unaffiliated other open-end investment companies (mutual funds) (shares of affiliated mutual funds and closed-end funds must be pre-approved).

     o Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Automatic dividend reinvestment plan investments (DRIPs) for stock in publicly traded companies are also exempt from the advance clearance requirement and the quarterly reporting requirement; however, DRIP acquisitions should be reported on an annual basis.

                  Accounts Covered

You must obtain advance clearance for any personal transaction in an equity security if you have, or as a result of the transaction will acquire, any direct or indirect beneficial ownership in the equity security.

The term "beneficial ownership" is defined by rules of the SEC. Generally, you are deemed to have beneficial ownership of securities held in the name of:

     o your husband, wife or a minor child;

     o a relative (including in-laws, step-children, or step-parents) sharing the same house;

     o anyone else if you:

     o obtain benefits substantially equivalent to ownership of the securities;
       or

     o can obtain ownership of the securities immediately or at some future time.


                  Exemption from Clearance Requirement

Clearance is not required for any account over which you have no influence or control. However, you must report the existence of such an account to the Chief Compliance Officer. The Chief Compliance Officer has the authority to request further information and documentation from you regarding any account over which you claim to have no influence or control.

         Holdings and Transactions Reports

                  Transactions and Accounts Covered

You must file initial and annual holdings report with the Chief Compliance Officer. You must report all personal transactions in any account for which advance clearance is required to the Chief Compliance Officer in the next quarterly transaction report after the transaction is effected.

You must file a report even if you made no purchases or sales of securities during the period covered by the report.

                  Time of Reporting

You must file a holdings report within 10 days after you first become an Access Person. The information must be current as of the date you become an Access Person. You must update the report within 20 days after the end of each year, and the information must be current as of a date no more than 30 days prior to the date you submit each report.

You must file periodic reports of personal transactions within 10 days after the end of each calendar quarter. Reports are due on the 10th day of January, April, July and October. The January report must also include an annual listing of all non-exempt securities holdings as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Manual). New employees must provide a listing of all non-exempt securities holdings as of the date of commencement of employment.

                  Form of Reporting

A sample copy of the holdings report is attached as Annex B. A copy of the periodic transaction form is attached as Annex C.

                  Responsibility to Report

The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Chief Compliance Officer to facilitate the reporting process does not change or alter that responsibility.

                  Where to File Report

All reports must be filed with the Chief Compliance Officer.



NEW EMPLOYEES

All new employees will receive a copy of the Company's Compliance Manual including the Code. Employees must familiarize themselves with the contents, specifically, of the Company's policies against trading in securities while in the possession of material non-public information and preservation of confidential client information. Each Employee must acknowledge compliance with this section.

The Immigration Reform and Control Act requires the Company to verify the identity and employment eligibility of employees to work in the United States. Employees are required to complete an I-9 Form within three days of employment and to provide documentation that establishes their identity and legal right to work in the United States. This documentation includes a description of work history, including dates of employment, positions held, specific job duties, job performance, reasons for leaving, and eligibility for rehire will be verified for the past 10 years or three jobs, whichever is greater. In order to identify any items relating to an individual's regulatory disciplinary history, all new employees are also required to complete an Background Questionnaire (NASD Form U-4 or equivalent).

ANNUAL ACKNOWLEDGMENT FORM

Pursuant to the Rule 204A-1 under the Advisers Act, you must at least annually sign a written statement in the form of Annex D hereto acknowledging your receipt and understanding of, and agreement to abide by, the policies described in the Company's Compliance Manual and the Code, and certifying that you have reported all personal securities transactions.

ADMINISTRATION OF CODE

The Chief Compliance Officer will be responsible for general administration of the policies and procedures set forth in this Code. The Chief Compliance Officer shall review all reports submitted pursuant to the Code, answer questions regarding the policies and procedures set forth in the Code, update the Code as required from time to time, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Code.

The Chief Compliance Officer will investigate any possible violations of the Code to determine whether sanctions should be imposed, including, but not limited to, oral or written reprimand, demotion and suspension or termination of employment of the violator, or such other course of action as may be appropriate.

The Chief Compliance Officer shall render such reports to the Principals of the Company with respect to compliance matters as the Principals shall from time to time request, including reports on any violations of the policies and procedures set forth in this Manual or any law or regulation and the disposition or proposed disposition thereof. Notwithstanding the foregoing, the Chief Compliance Officer shall have discretion not to make a report to the Principals if the Chief Compliance Officer finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on any other person. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

                                    RIVERPARK
                                     Annex A


                  PERSONAL SECURITIES TRANSACTION APPROVAL FORM

Details of Proposed Transaction:

Date of sale

Name of issuer

Type of security (e.g. common stock, preferred stock)

Quantity of shares or units

Price per share/unites

Approximate dollar amount

Account for which transaction will be made

Name of broker

Do you wish that this form shall not be construed as an admission of direct or indirect beneficial ownership in the Security? (Y/N)

------------------------------------------------ ----- ---------------------------------------------------------------
Date                                                   Name of employee


------------------------------------------------ ----- ---------------------------------------------------------------
------------------------------------------------ ----- ---------------------------------------------------------------
                                                       Signature of employee


------------------------------------------------ ----- ---------------------------------------------------------------

         You may/may not execute the proposed transaction described above.


                                      -------------------------
                                        Chief Compliance Officer

Date: ______________

                                    RIVERPARK
                                     Annex B



                       EMPLOYEE SECURITIES HOLDINGS REPORT


----------------- --------------- --------------- ---------------- --------------- -------------- --------------------
Date of           Company or      Type of         Transaction      Number of       Principal      Account/Broker
Reported          Symbol          Security        Type (Buy,       Shares          Amount
Holdings                          (Stock, bond,   Sell, Short,
                                  option, etc.)   etc.)
----------------- --------------- --------------- ---------------- --------------- -------------- --------------------
----------------- --------------- --------------- ---------------- --------------- -------------- --------------------


----------------- --------------- --------------- ---------------- --------------- -------------- --------------------
----------------- --------------- --------------- ---------------- --------------- -------------- --------------------


----------------- --------------- --------------- ---------------- --------------- -------------- --------------------
----------------- --------------- --------------- ---------------- --------------- -------------- --------------------


----------------- --------------- --------------- ---------------- --------------- -------------- --------------------
----------------- --------------- --------------- ---------------- --------------- -------------- --------------------


----------------- --------------- --------------- ---------------- --------------- -------------- --------------------




------------------------------------------------ ----- ------------------------
Date                                                   Name of employee


------------------------------------------------ ----- ------------------------
------------------------------------------------ ----- ------------------------
                                                       Signature of employee

                                    RIVERPARK

                                     Annex C


                         EMPLOYEE QUARTERLY TRADE REPORT

                               For the quarter of

             _________________, 200__ through _______________, 200_

                  --------- -----------------------------------------------------------------------------------------
                  1.        With respect to securities transactions that are
                            covered by the reporting requirement of the
                            RiverPark Compliance Manual and Code of Ethics
                            (Initial One):
                  --------- -----------------------------------------------------------------------------------------
                  --------- --------- -------------------------------------------------------------------------------
                                      The  employee  has not engaged in any  securities  transactions  which must be reported; or
                  --------- --------- -------------------------------------------------------------------------------
                  --------- --------- -------------------------------------------------------------------------------
                                      The  employee  has  listed  below all  securities  transactions  which must be reported; or
                  --------- --------- -------------------------------------------------------------------------------
                  --------- --------- -------------------------------------------------------------------------------
                                      All securities transactions which must be
                                      reported by the employee were executed in
                                      accounts that the Chief Compliance Officer
                                      directly receives duplicate trade
                                      confirmations and brokerage statements,
                                      and the employee has not engaged in any
                                      other securities transactions except as
                                      disclosed therein.
                  --------- --------- -------------------------------------------------------------------------------
                  --------- -----------------------------------------------------------------------------------------
                  2.        All securities transactions have been executed in
                            accordance with all of the requirements and
                            principals set forth in the Manual.
                  --------- -----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------------------------ ----- -------------------------
Date                                                   Name of employee


------------------------------------------------ ----- -------------------------
------------------------------------------------ ----- -------------------------
                                                       Signature of employee


------------------------------------------------ ----- -------------------------

            Transactions for Quarter ended __________________, 200__

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
Trade Date     Company or     Security        Transaction      Number of      Price/        Account/Broker
               Symbol         Description     Type (Buy,       Shares         Principal
                              (Stock,         Sell, Short,                    Amount
                              bond*,          etc.)
                              option, etc.)
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
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-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
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-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
-------------- -------------- --------------- ---------------- -------------- ------------- --------------------

-------------- -------------- --------------- ---------------- -------------- ------------- --------------------
*  please specify interest rate and maturity date for bonds

                                    RIVERPARK

                                     Annex D

                       EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

The undersigned employee (the "employee") of RiverPark (the "Company") acknowledges having received and read a copy of the Compliance Manual and Code of Ethics (the "Manual"), and agrees to abide by the provisions contained therein. The employee understands that observance of the policies and procedures contained in the Manual is a material condition of the employee's employment by the Company and that any violation of any of such policies and procedures by the employee will be grounds for immediate termination by the Company.

The employee specifically agrees as follows:

(1) The employee will not trade on the basis of, nor disclose to any third party, material non public information, nor confidential information regarding the name, identification or activities of any client account.

(2) The employee will not engage in any securities transactions without obtaining the prior approval of the Chief Compliance Officer as required by the Manual.

(3) The employee will report all securities transactions to the Chief Compliance Officer as required by the Manual.

(4) The employee will provide to the Chief Compliance Officer, at least monthly, copies of all trade confirmations and brokerage statements relating to such accounts.

(5) The employee will not, without the permission of the Chief Compliance Officer, disclose to any third party any information that the employee obtains regarding advice furnished by the Company to its clients, non public data furnished by any client, or the programs, systems, investments, analyses or other proprietary data or information of the Company.

(6) The employee will annually certify to the Chief Compliance Officer that the employee has reported all transactions in all accounts which the employee owns or in which the employee has a beneficial interest and all private securities transactions which are not carried out through brokerage accounts.

(7) The employee will report any violations of this Code of Ethics, that he/she becomes aware of, to the Chief Compliance Officer.

(8) By the signature below, the employee pledges to abide by the policies and procedures described above and in the Manual and affirms that the employee has not previously violated such policies or procedures and has reported all securities transactions for his personal account in the most recent calendar year as required by the Manual.




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Date                                                   Name of employee


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                                                       Signature of employee


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